Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports of Real Industry, Inc. (formerly known as Signature Group Holdings, Inc.) dated March 16, 2015, relating to our audits of the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in the Real Industry, Inc. (formerly known as Signature Group Holdings, Inc.) Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Squar, Milner, Peterson, Miranda & Williamson, LLP

Los Angeles, California

June 5, 2015